Exhibit 10.18

FIRST AMENDMENT TO LICENSE AGREEMENT

This First Amendment (hereinafter called “the First Amendment”) to the License Agreement, as defined below, to be effective as of the 28 day of April, 2014 (hereinafter called “Agreement Date”), is by and between Baylor College of Medicine (hereinafter called “ BCM”), a Texas nonprofit corporation having its principal place of bus iness at One Baylor Plaza , Houston, Texas 77030, and Acer Therapeutics Inc., a corporation organized und er the laws of Delaware and having a principal place of business at 222 Third St., Suite 2240, Cambridge, MA 02142, and its Affiliates (hereinafter, collectively referred to as “LICENSEE”).

WHEREAS, BCM and LICENSEE have entered into that certain agreement effective April 4, 2014 (“License Agreement”) under which LICENSEE has obtained from BCM and BCM has granted to LICENSEE a certain exclusive lice nse to the Patent Rights and Subject Technology as defined in said License Agreement; and

WHEREAS, BCM and LICENSEE desire to amend said License Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual provisions and covenants contained herein , BCM and LICENSEE hereby agree as follows:

1.	The terms in the License Agreement shall have the same meanings in this First Amendment.

2.	Paragraph 17.6 is hereby incorporated into the License Agreement and shall read as follows:

17.6 Provision of Clinical Data. Pursuant to Paragraph l.10 herein, Subject Technology and Confidential Information includes data and results with respect to the ongoing study: http://www.cl inicaltrials.gov/ct2/show/NCTOl 529060?term=maple+syrup&rank= l LICENSEE has requested or will request the interim data recorded for this trial (referred to herein as “ Interim Data”). Specifically for the Interim Data, LICENSEE and BCM agree that the Interim Data will be provided to LICENSEE directly by Dr. Vernon Reid Sutton of BCM and LICNESEE will limit disclosing this Interim Data pursuant to this Section 17. LICENSEE also agrees that under no circumstances shall the Interim Data be disclosed to or discussed with the Developers or any other person performing work on the clinical trial, including physicians, nurses, researchers, clinical staff or administrators.

3.	Except as amended hereby, the License Agreement shall be and remain in full force and effect.

4.	The first Amendment shall be effective as of the Agreement Date provided above.

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this First Amendment in multiple originals by their duly authorized officers and representatives on the respective dates shown below, but effective as of the Agreement Date.

ACER THERAPEUTICS INC.		BAYLOR COLLEGE OF MEDICINE

Name:	/s/ Harry S. Palmin	Name:	/s/ Adam Kuspa
	Harry S. Palmin		Adam Kuspa
Title:	President & CEO	Title:	Senior Vice President, Research
Date:	4/30/14	Date:	4/28/14

01.12.2012    ACER THERAPEUTICS INC     BLG 05-078